ISSUER FREE WRITING PROSPECTUS NO. 1517BF Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated May 2, 2012 Deutsche Bank AG Trigger Yield Optimization Notes

$• Deutsche Bank AG Notes Linked to the Ordinary Shares of LyondellBasell Industries N.V. due on or about May 10, 2013

$•Deutsche Bank AG Notes Linked to the Common Stock of TIBCO Software Inc. due on or about May 10, 2013

$•Deutsche Bank AG Notes Linked to the Common Stock of Royal Caribbean Cruises Ltd. due on or about May 10, 2013

$•Deutsche Bank AG Notes Linked to the Common Stock of Schlumberger Limited due on or about May 10, 2013

Investment Description

Trigger Yield Optimization Notes (the “Notes”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of either the common stock or ordinary shares of a specific company described herein (each, a “Reference Underlying”). Each Note will have a face amount (the “Face Amount”) equal to the Closing Price of the Reference Underlying on the Trade Date. On a monthly basis, Deutsche Bank AG will pay you a coupon (a “Coupon Payment”) regardless of the performance of the Reference Underlying. At maturity, Deutsche Bank AG will either pay you the Face Amount per Note or, if the Closing Price of the Reference Underlying on the Final Valuation Date is below the specified Trigger Price, Deutsche Bank AG will deliver to you one share of the Reference Underlying per Note (subject to adjustments in the case of certain events described in the accompanying product supplement). Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. In exchange for receiving the Coupon Payments on the Notes, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes. Generally, the higher the Coupon Rate on a Note, the greater the risk of loss on that Note. The contingent repayment of your initial investment applies only if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the Reference Underlying, Deutsche Bank AG will pay you a monthly coupon. In exchange for receiving the Coupon Payments, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth significantly less than your initial investment and the credit risk of the Issuer for all payments under the Notes.

❑

Downside Exposure with Contingent Repayment of Your Initial investment at Maturity: If the Closing Price of the Reference Underlying on the Final Valuation Date is not below the specified Trigger Price, Deutsche Bank AG will pay you the Face Amount per Note at maturity, and you will not participate in any appreciation or decline in the value of the applicable Reference Underlying. If the Closing Price of the Reference Underlying on the Final Valuation Date is below the Trigger Price, Deutsche Bank AG will deliver to you one share of the Reference Underlying per Note at maturity, which is expected to be worth significantly less than your initial investment and may have no value at all. The contingent repayment of your initial investment only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

Key Dates1

Trade Date	May 4, 2012
Settlement Date	May 9, 2012
Final Valuation Date[2]	May 6, 2013
Maturity Date[2,3]	May 10, 2013

[1]	Expected.
[2]	See page 3 for additional details.
[3]	366 days from the Settlement Date.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL INITIAL INVESTMENT IN THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE REFERENCE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

We are offering four separate Trigger Yield Optimization Notes (each, a “Note”). Each Note is linked to either the common stock or ordinary shares of a different company, and each may have a different Coupon Rate, Initial Price and Trigger Price. The Coupon Rate, Initial Price and Trigger Price for each Note will be determined on the Trade Date. The performance of each Note will not depend on the performance of any other Note.

Reference Underlyings	Ticker	Relevant Exchange	Coupon Rate Per Annum	Coupon Rate Over the Term of the Notes	Initial Price of a Share of the Reference Underlying	Trigger Price	CUSIP/ISIN
Ordinary shares of LyondellBasell Industries N.V.	LYB	New York Stock Exchange	7.85%-10.35% per annum	7.85%-10.35%		75.00% of the Initial Price	25154V268 /US25154V2685
Common stock of TIBCO Software Inc.	TIBX	NASDAQ Global Select Market	6.75%-8.75% per annum	6.75%-8.75%		75.00% of the Initial Price	25154V284 /US25154V2842
Common stock of Royal Caribbean Cruises Ltd.	RCL	New York Stock Exchange	8.10%-10.60% per annum	8.10%-10.60%		70.00% of the Initial Price	25154V250 / US25154V2503
Common stock of Schlumberger Limited	SLB	New York Stock Exchange	6.40%-8.40% per annum	6.40%-8.40%		80.00% of the Initial Price	25154V276 / US25154V2768

See “Additional Terms Specific to the Notes” in this free writing prospectus. The Notes will have the terms specified in product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part, the prospectus dated September 29, 2009 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BF. Any representation to the contrary is a criminal offense. The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Notes	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the ordinary shares of LyondellBasell Industries N.V.		$100%		$2.00%		$98.00%
Notes linked to the common stock of TIBCO Software Inc.		$100%		$2.00%		$98.00%
Notes linked to the common stock of Royal Caribbean Cruises Ltd.		$100%		$2.00%		$98.00%
Notes linked to the common stock of Schlumberger Limited		$100%		$2.00%		$98.00%
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Notes

You should read this free writing prospectus, together with the product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part and the prospectus dated September 29, 2009. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BF dated March 9, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512105912/d315754d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Notes offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Notes prior to their issuance. We will notify you in the event of any changes to the terms of the Notes, and you will be asked to accept such changes in connection with your purchase of the Notes. You may also choose to reject such changes, in which case we may reject your offer to purchase Notes.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Notes” refers to the Trigger Yield Optimization Notes that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

All references to “Trigger Price,” “Final Price,” “Initial Price” and “Closing Price” in this free writing prospectus shall be deemed to refer to “Threshold Level,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review “Key Risks” on page 4 of this free writing prospectus and “Risk Factors” on page 8 of the accompanying product supplement.

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦

You believe the Final Price of the Reference Underlying is not likely to be below the Trigger Price and, if it is, you can tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You understand and accept that you will not participate in any appreciation in the price of the Reference Underlying and that your return at maturity is limited to the Coupon Payments.

♦	You are willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦

You are willing to invest in the Notes if the Coupon Rate is set equal to the bottom of the applicable range, as set forth on the cover of this free writing prospectus (the actual Coupon Rate per annum will be determined on the Trade Date).

♦	You are willing and able to hold the Notes to maturity, a term of approximately 1 year, and accept that there may be little or no secondary market for the Notes.

♦

You are willing to accept the credit risk associated with Deutsche Bank AG, as Issuer of the Notes, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you, including any repayment of your initial investment at maturity.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You are not willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦	You believe the Final Price of the Reference Underlying is likely to be below the Trigger Price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You seek an investment that participates in the full appreciation in the price of the Reference Underlying or that has unlimited return potential.

♦	You are not willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦

You are not willing to invest in the Notes if the Coupon Rate is set equal to the bottom of the applicable range, as set forth on the cover of this free writing prospectus (the actual Coupon Rate per annum will be determined on the Trade Date).

♦	You are unable or unwilling to hold the Notes to maturity, a term of approximately 1 year, and seek an investment for which there will be an active secondary market.

♦

You are not willing or are unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Notes for all payments on the Notes, including any repayment of your initial investment at maturity.

Indicative Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	100% of the Face Amount per Note

Face Amount per Note	Equal to the Initial Price (as defined below) of the relevant Reference Underlying

Term	1 year

Trade Date[1]	May 4, 2012

Settlement Date[1]	May 9, 2012

Final Valuation Date[1,2]	May 6, 2013

Maturity Date[1,3]	May 10, 2013

Reference Underlyings

Ordinary shares of LyondellBasell Industries N.V. (Ticker: LYB)

Common stock of TIBCO Software Inc.

(Ticker: TIBX)

Common stock of Royal Caribbean Cruises Ltd. (Ticker: RCL)

Common stock of Schlumberger Limited (Ticker: SLB)

Coupon Payments

Coupons paid monthly in arrears on an unadjusted basis on the Coupon Payment Dates in 12 equal installments based on the Coupon Rate per annum (as set forth below), regardless of the performance of the relevant Reference Underlying.

	Reference Underlying:	Coupon Rate per annum*:
	LyondellBasell Industries N.V.	7.85%-10.35% per annum

	TIBCO Software Inc.	6.75%-8.75% per annum

	Royal Caribbean Cruises Ltd.	8.10%-10.60% per annum

	Schlumberger Limited	6.40%-8.40% per annum

* The actual Coupon Rate per annum for each Note will be set on the Trade Date

Coupon Payment Dates[1,2]	Coupons will be paid monthly in arrears in twelve equal installments on the coupon payment dates listed below:
	June 11, 2012	December 10, 2012
	July 9, 2012	January 9, 2013
	August 9, 2012	February 11, 2013
	September 10, 2012	March 11, 2013
	October 9, 2012	April 9, 2013
	November 9, 2012	May 10 ,2013

Installments

For the Notes linked to the ordinary shares of LyondellBasell Industries N.V., each installment will equal 0.6542% - 0.8625% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of TIBCO Software Inc., each installment will equal 0.5625% - 0.7292% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Royal Caribbean Cruises Ltd., each installment will equal 0.6750% - 0.8833% of the Face Amount (to be determined on the Trade Date).

For the Notes linked to the common stock of Schlumberger Limited, each installment will equal 0.5333% - 0.7000% of the Face Amount (to be determined on the Trade Date).

Payment at Maturity (per Note)

If the Final Price of the relevant Reference Underlying is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment on the Maturity Date (in addition to the final Coupon Payment) equal to the Face Amount per Note.

If the Final Price of the relevant Reference Underlying is less than the applicable Trigger Price, Deutsche Bank AG will deliver one share of the relevant Reference Underlying per Note (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

Under these circumstances, the shares of the relevant Reference Underlying at maturity are expected to be worth significantly less than your initial investment or may have no value at all.

Initial Price	The Closing Price of one share of the relevant Reference Underlying on the Trade Date

Final Price	The Closing Price of the relevant Reference Underlying on the Final Valuation Date

Trigger Price

For the Notes linked to the ordinary shares of LyondellBasell Industries N.V., 75.00% of the Initial Price

For the Notes linked to the common stock of TIBCO Software Inc., 75.00% of the Initial Price

For the Notes linked to the common stock of Royal Caribbean Cruises Ltd., 70.00% of the Initial Price

For the Notes linked to the common stock of Schlumberger Limited, 80.00% of the Initial Price

Closing Price

On any scheduled trading day, the last reported sale price of the relevant Reference Underlying on the relevant exchange, as determined by the calculation agent multiplied by the relevant Share Adjustment Factor.

Share Adjustment Factor

Initially 1.0 for each Reference Underlying, subject to adjustment for certain actions affecting each Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR INITIAL INVESTMENT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IN THE EVENT THE ISSUER WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

[1]

In the event that we make any change to the expected Trade Date and Settlement Date, the Coupon Payment Dates, Final Valuation Date and Maturity Date may be changed so that the stated term of the Notes remains the same.

[2]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[3]

Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to an investment in each Note offered hereby are summarized below, and we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes offered hereby.

♦

YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Notes differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full initial investment of the Notes at maturity. We will only pay you the Face Amount of your Notes in cash if the Final Price of the Reference Underlying is greater than or equal to the Trigger Price and only at maturity. If the Final Price of the Reference Underlying is below the Trigger Price, we will deliver to you one share of the Reference Underlying at maturity for each Note that you own instead of the Face Amount in cash. If you receive shares of the Reference Underlying at maturity, the value of those shares is expected to be significantly less than the initial investment of the Notes or may have no value at all.

♦

YOU SHOULD NOT EXPECT TO PARTICIPATE IN ANY APPRECIATION IN THE PRICE OF THE REFERENCE UNDERLYING — If the Final Price is greater than or equal to the Trigger Price, you will not participate in any appreciation in the price of the Reference Underlying, and you will receive only the Face Amount per Note (excluding any Coupon Payment) even if the Final Price is greater than the Initial Price. If the Final Price is less than the Trigger Price, we will deliver to you shares of the Reference Underlying at Maturity which will be worth less than the Trigger Price as of the Final Valuation Date and are unlikely to be worth more than the Face Amount as of the Maturity Date because at a minimum, this circumstance would require the value of a share of the Reference Underlying to appreciate by at least 33.00% for the Notes linked to the ordinary shares of LyondellBasell Industries N.V. and the Notes linked to the common stock of TIBCO Software Inc., 42.86% for the Notes linked to the common stock of Royal Caribbean Cruises Ltd. and 25.00% for the Notes linked to the common stock of Schlumberger Limited, from the Final Valuation Date to the Maturity Date (a period of approximately four trading days), which is unlikely to occur. Therefore, your return on the Notes as of the Maturity Date is expected to be limited to the coupons paid and may be less than your return would be on a direct investment in the Reference Underlying.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Underlying is above the Trigger Price.

♦

HIGHER COUPON RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Reference Underlying reflects a higher expectation as of the Trade Date that the price of such Reference Underlying could close below the Trigger Price on the Final Valuation Date of the Notes. This greater expected risk will generally be reflected in a higher Coupon Rate for the Notes. However, while the Coupon Rate is set on the Trade Date, the Reference Underlying’s volatility can change significantly over the term of the Notes. The price of the Reference Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Notes are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including Coupon Payments and any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Notes, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the relevant Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Reference Underlying.

♦

INVESTING IN THE NOTES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your Notes may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

♦

SINGLE STOCK RISK — Each Note is linked to either the common stock or ordinary shares of a single Reference Underlying. The price of a Reference Underlying can rise or fall sharply due to factors specific to that Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Reference Underlying Issuer with the SEC.

♦

THE ORDINARY SHARES OF LYONDELLBASELL INDUSTRIES N.V. HAS A LIMITED TRADING HISTORY — The ordinary shares of LyondellBasell Industries N.V. commenced trading on the New York Stock Exchange on October 14, 2010 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

♦

THE NOTES MAY BE SUBJECT TO NON-U.S. SECURITIES MARKETS RISK — An investment in Notes linked directly or indirectly to the value of non-U.S. companies, such as the ordinary shares of LyondellBasell Industries N.V., which is issued by a Dutch issuer, involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country.

These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange. The ordinary shares of LyondellBasell Industries N.V. that are the Reference Underlying for one offering of the Notes are listed on the New York Stock Exchange. The factors discussed above may affect shares of LyondellBasell Industries N.V. listed on non-US exchanges which could in turn adversely affect the Reference Underlying and the value of the Notes.

♦

IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR NOTES MAY NOT CHANGE IN THE SAME MANNER — Your Notes may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your Notes.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Reference Underlying. See “Description of Notes — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected.

♦

IN SOME CIRCUMSTANCES, YOU MAY RECEIVE THE COMMON STOCK OF ANOTHER COMPANY AND NOT THE REFERENCE UNDERLYING AT MATURITY — Following certain corporate events relating to the respective issuer of the Reference Underlying where such issuer is not the surviving entity, you may receive the common stock of a successor to the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”) or any cash or any other assets distributed to holders of the Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “Description of Notes — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash from Deutsche Bank AG equal to the Face Amount per Note unless the Final Price of the Reference Underlying is less than the Trigger Price (as such Trigger Price may be adjusted by the calculation agent upon occurrence of one or more such events).

♦

THERE IS NO AFFILIATION BETWEEN THE REFERENCE UNDERLYING ISSUERS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the Reference Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the Reference Underlying Issuers. You, as an investor in the Notes, should make your own investigation into the Reference Underlying and the Reference Underlying Issuer. None of the Reference Underlying Issuers is involved in the Notes offered hereby in any way and none of them has any obligation of any sort with respect to your Notes. None of the Reference Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

THE NOTES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Notes includes the agents’ commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Notes from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a significant loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES — The Notes will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Notes in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Notes.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — We expect that, generally, the stock price of the Reference Underlying, volatility of the Reference Underlying, factors specific to the issuer of the Reference Underlying, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Notes more than any other single factor. However, the value of the Notes will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Notes;

♦	the market price and dividend rates of the Reference Underlying and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Reference Underlying;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Notes; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates expect to hedge our exposure from the Notes by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Notes declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investing strategies relating to the Notes.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL PRICE OF THE REFERENCE UNDERLYING AND THE VALUE OF THE NOTES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Reference Underlying to which the Notes are linked.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Reference Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Reference Underlying, may adversely affect the market price of the Reference Underlying and therefore, the value of the Notes.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Reference Underlying, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Notes. Deutsche Bank AG, as the calculation agent, will determine the Final Price of the Reference Underlying and Payment at Maturity based on the Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of the Final Price of the Reference Underlying or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦

THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as Put Options secured by Deposits. If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of ownership and disposition of the Notes could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Notes?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following table and hypothetical examples below illustrate the Payment at Maturity for a hypothetical range of performance of the Reference Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Underlying relative to its Initial Price. We cannot predict the Final Price of the relevant Reference Underlying. You should not take these examples as an indication or assurance of the expected performance of the relevant Reference Underlying. You should consider carefully whether the Notes are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of Notes based on the following assumptions*:

Term:	1 year
Hypothetical coupon rate per annum**:	9.00% (or $0.30 per month)
Hypothetical Initial Price:	$40.00 per share
Hypothetical Trigger Price:	$30.00 (75.00% of the Hypothetical Initial Price)
Face Amount:	$40.00 per Note (set equal to the Initial Price)
Dividend yield on the Reference Underlying***:	1.00% of the Initial Price

*	Actual Coupon Rate with respect to the Coupon Payments, Initial Price, Trigger Price and Face Amount with respect to each Note to be set on the Trade Date. If the actual Coupon Rate determined on the Trade Date is less than the hypothetical Coupon Rate, the actual coupon payments and return on your Notes at maturity will be less than the amounts shown in the examples below.
**	Coupon payments will be paid monthly in arrears during the term of the Notes on an unadjusted basis.
***	Assumed dividend yield to be received by holders of the Reference Underlying during the term of the Notes. The hypothetical dividend yield is used for illustrative purposes only and is not an indication of the dividend history or future dividend payments on the Reference Underlying. Holders of the Notes will not be entitled to any dividend payments made on the Reference Underlying.

Scenario 1: The Final Price of the Reference Underlying is equal to or greater than the Hypothetical Trigger Price of $30.00.

Since the Final Price of the Reference Underlying is not less than the Hypothetical Trigger Price of $30.00, Deutsche Bank AG will pay you at maturity a cash payment equal to the Face Amount of the Notes. This investment would outperform an investment in the Reference Underlying if the price appreciation of the Reference Underlying (plus dividends, if any) is less than 9.00% at maturity (based on a Coupon Rate of 9.00% per annum for 1 year).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $40.00 (no change in the price of the Reference Underlying):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00% while the total return on the Reference Underlying would be 1.00% if you invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $52.00 (an increase of 30.00%):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00%, which is less than the total return of 31.00% you would have received if you had invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $36.00 (a decline of 10.00%):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00% while the total return on the Reference Underlying would be a loss of 9.00% if you invested in the Reference Underlying directly (including dividends).

Scenario 2: The Final Price of the Reference Underlying is less than the Hypothetical Trigger Price of $30.00.

Since the Final Price of the Reference Underlying is less than the Hypothetical Trigger Price of $30.00, Deutsche Bank AG will deliver to you at maturity one share of the Reference Underlying for each Note you hold. The value received at maturity and the total return on the Notes at that time depend on the Closing Price of the Reference Underlying on the Maturity Date.

If the Closing Price of the Reference Underlying on the Maturity Date is $20.00 (a decline of 50.00%):

Value on the Maturity Date of one share of the Reference Underlying received:	$20.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$23.60
Total return on the Notes:	-41.00%

In this example, the total return on the Notes is a loss of 41.00% while the total return on the Reference Underlying would be a loss of 49.00% if you invested in the Reference Underlying directly (including dividends). In this example, you will receive from the Issuer one share of the Reference Underlying per Note at maturity.

Reference Underlying		The Hypothetical Final Price Is Greater Than or Equal to the Hypothetical Trigger Price		The Hypothetical Final Price Is Less Than the Hypothetical Trigger Price
Hypothetical Final Price	Stock Price Return	Total Payment at Maturity + Coupon Payments(1)	Total Return on the Notes at Maturity(2)	Value of Share Delivered at Maturity + Coupon Payments(3)	Total Return on the Notes at Maturity(4)
$60.00	50.00%	$43.60	9.00%	N/A	N/A
$58.00	45.00%	$43.60	9.00%	N/A	N/A
$56.00	40.00%	$43.60	9.00%	N/A	N/A
$54.00	35.00%	$43.60	9.00%	N/A	N/A
$52.00	30.00%	$43.60	9.00%	N/A	N/A
$50.00	25.00%	$43.60	9.00%	N/A	N/A
$48.00	20.00%	$43.60	9.00%	N/A	N/A
$46.00	15.00%	$43.60	9.00%	N/A	N/A
$44.00	10.00%	$43.60	9.00%	N/A	N/A
$42.00	5.00%	$43.60	9.00%	N/A	N/A
$40.00	0.00%	$43.60	9.00%	N/A	N/A
$38.00	-5.00%	$43.60	9.00%	N/A	N/A
$36.00	-10.00%	$43.60	9.00%	N/A	N/A
$34.00	-15.00%	$43.60	9.00%	N/A	N/A
$32.00	-20.00%	$43.60	9.00%	N/A	N/A
$30.00	-25.00%	$43.60	9.00%	N/A	N/A
$28.00	-30.00%	N/A	N/A	$31.60	-21.00%
$26.00	-35.00%	N/A	N/A	$29.60	-26.00%
$24.00	-40.00%	N/A	N/A	$27.60	-31.00%
$22.00	-45.00%	N/A	N/A	$25.60	-36.00%
$20.00	-50.00%	N/A	N/A	$23.60	-41.00%
$16.00	-60.00%	N/A	N/A	$19.60	-51.00%
$12.00	-70.00%	N/A	N/A	$15.60	-61.00%
$8.00	-80.00%	N/A	N/A	$11.60	-71.00%
$4.00	-90.00%	N/A	N/A	$7.60	-81.00%
$0.00	-100.00%	N/A	N/A	$3.60	-91.00%

(1)	Payment consists of the Face Amount plus hypothetical Coupon Payments of 9.00% per annum.
(2)	The total return on the Notes at maturity includes hypothetical Coupon Payments of 9.00% per annum.
(3)

The value of one delivered share of the Reference Underlying plus hypothetical Coupon Payments of 9.00% per annum. For purposes of calculating the value of one share of the Reference Underlying delivered at maturity, the Closing Price of one share of the Reference Underlying on the Maturity Date is deemed to be the same as the hypothetical Final Price as of the Final Valuation Date.

(4)

If the hypothetical Final Price is less than the Hypothetical Trigger Price, the total return at maturity will be positive only in the event that the market price of the Reference Underlying on the Maturity Date is substantially greater than the hypothetical Final Price of such Reference Underlying on the Final Valuation Date. Such an increase in price is not likely to occur.

Information about the Reference Underlyings

All disclosures contained in this free writing prospectus regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this free writing prospectus. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

LyondellBasell Industries N.V.

According to publicly available information, LyondellBasell Industries N.V. produces chemicals, fuels and polymers used for packaging, clean fuels, durable textiles, medical applications, construction materials and automotive parts. Information filed by LyondellBasell Industries N.V. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34726, or its CIK Code: 0001489393. The ordinary shares of LyondellBasell Industries N.V. are traded on the New York Stock Exchange under the symbol “LYB.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the ordinary shares of LyondellBasell Industries N.V., based on daily closing prices for LyondellBasell Industries N.V., as reported by Bloomberg. LyondellBasell Industries N.V.’s closing price on May 1, 2012 was $42.86. The actual Initial Price will be the Closing Price of LyondellBasell Industries N.V.’s ordinary shares on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
10/14/2010*	12/31/2010	$34.40	$26.00	$34.40
1/1/2011	3/31/2011	$40.90	$34.56	$39.55
4/1/2011	6/30/2011	$45.62	$36.56	$38.52
7/1/2011	9/30/2011	$41.23	$24.43	$24.43
10/1/2011	12/30/2011	$36.08	$24.10	$32.49
1/1/2012	3/31/2012	$46.01	$33.47	$43.65
4/1/2012	5/1/2012**	$45.73	$40.95	$42.86

*	The ordinary shares of LyondellBasell Industries N.V. commenced trading on October 14, 2010. Accordingly, the “Quarterly High”, “Quarterly Low” and “Quarterly Close” data indicated for the fourth calendar quarter of 2010 are for the shortened period from October 14, 2010 through December 31, 2010.
**	As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period through May 1, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of LyondellBasell Industries N.V.’s ordinary shares from October 14, 2010 through May 1, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 75.00% of $42.86, which was the closing price of LyondellBasell Industries N.V.’s ordinary shares on May 1, 2012. The actual Initial Price and Trigger Price will be determined on the Trade Date. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

TIBCO Software Inc.

According to publicly available information, TIBCO Software Inc. provides electronic business infrastructure software products that enable business-to-business, business-to-consumer and business-to-employee solutions. Information filed by TIBCO Software Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-26579, or its CIK Code: 0001085280. The common stock of TIBCO Software Inc. is traded on the NASDAQ Global Select Market under the symbol “TIBX.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of TIBCO Software Inc., based on daily closing prices on the primary exchange for TIBCO Software Inc., as reported by Bloomberg. TIBCO Software Inc.’s closing price on May 1, 2012 was $33.03. The actual Initial Price will be the Closing Price of TIBCO Software Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$9.89	$8.52	$8.52
4/1/2007	6/30/2007	$9.60	$8.61	$9.05
7/1/2007	9/30/2007	$9.23	$7.06	$7.39
10/1/2007	12/31/2007	$9.18	$6.75	$8.07
1/1/2008	3/31/2008	$8.05	$6.74	$7.14
4/1/2008	6/30/2008	$8.46	$7.12	$7.65
7/1/2008	9/30/2008	$8.66	$6.75	$7.32
10/1/2008	12/31/2008	$6.78	$3.56	$5.19
1/1/2009	3/31/2009	$6.20	$4.46	$5.87
4/1/2009	6/30/2009	$7.40	$5.95	$7.17
7/1/2009	9/30/2009	$9.74	$7.13	$9.49
10/1/2009	12/31/2009	$10.03	$8.25	$9.63
1/1/2010	3/31/2010	$11.03	$8.96	$10.79
4/1/2010	6/30/2010	$12.60	$10.78	$12.06
7/1/2010	9/30/2010	$18.42	$11.90	$17.74
10/1/2010	12/31/2010	$21.31	$17.18	$19.71
1/1/2011	3/31/2011	$27.60	$19.48	$27.25
4/1/2011	6/30/2011	$30.50	$23.75	$29.02
7/1/2011	9/30/2011	$31.20	$18.49	$22.39
10/1/2011	12/30/2011	$30.62	$21.43	$23.91
1/1/2012	3/31/2012	$32.45	$23.22	$30.50
4/1/2012	5/1/2012*	$34.20	$31.45	$33.03

*	As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period through May 1, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of TIBCO Software Inc.’s common stock from May 1, 2007 through May 1, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 75.00% of $33.03, which was the closing price of TIBCO Software Inc.’s common stock on May 1, 2012. The actual Initial Price and Trigger Price will be determined on the Trade Date. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Royal Caribbean Cruises Ltd.

According to publicly available information, Royal Caribbean Cruises Ltd. is a global cruise company operating a fleet of vessels in the cruise vacation industry. Information filed by Royal Caribbean Cruises Ltd. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11884, or its CIK Code: 0000884887. The common stock of Royal Caribbean Cruises Ltd. is traded on the NASDAQ Global Select Market under the symbol “RCL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of Royal Caribbean Cruises Ltd., based on daily closing prices on the primary exchange for Royal Caribbean Cruises Ltd., as reported by Bloomberg. Royal Caribbean Cruises Ltd.’s closing price on May 1, 2012 was $28.03. The actual Initial Price will be the Closing Price of Royal Caribbean Cruises Ltd.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$45.84	$38.97	$42.16
4/1/2007	6/30/2007	$44.95	$40.73	$42.98
7/1/2007	9/30/2007	$42.69	$36.17	$39.03
10/1/2007	12/31/2007	$43.60	$37.65	$42.44
1/1/2008	3/31/2008	$41.85	$30.56	$32.90
4/1/2008	6/30/2008	$35.02	$21.59	$22.47
7/1/2008	9/30/2008	$29.51	$19.54	$20.75
10/1/2008	12/31/2008	$20.71	$6.64	$13.75
1/1/2009	3/31/2009	$15.18	$5.50	$8.01
4/1/2009	6/30/2009	$17.09	$9.33	$13.54
7/1/2009	9/30/2009	$24.42	$12.16	$24.08
10/1/2009	12/31/2009	$26.89	$19.75	$25.28
1/1/2010	3/31/2010	$33.83	$25.16	$32.99
4/1/2010	6/30/2010	$37.64	$22.77	$22.77
7/1/2010	9/30/2010	$32.03	$22.95	$31.53
10/1/2010	12/31/2010	$47.00	$31.28	$47.00
1/1/2011	3/31/2011	$49.96	$40.79	$41.26
4/1/2011	6/30/2011	$41.96	$33.19	$37.64
7/1/2011	9/30/2011	$39.35	$21.64	$21.64
10/1/2011	12/30/2011	$30.52	$20.01	$24.77
1/1/2012	3/31/2012	$31.52	$25.50	$29.43
4/1/2012	5/1/2012*	$28.87	$26.03	$28.03

*	As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period through May 1, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of Royal Caribbean Cruises Ltd.’s common stock from May 1, 2007 through May 1, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 70.00% of $28.03, which was the closing price of Royal Caribbean Cruises Ltd.’s common stock on May 1, 2012. The actual Initial Price and Trigger Price will be determined on the Trade Date. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Schlumberger Limited

According to publicly available information, Schlumberger Limited is a supplier of technology, integrated project management and information solutions to the international oil and gas exploration and production industry. Information filed by Schlumberger Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. The common stock of Schlumberger Limited is traded on the New York Stock Exchange under the symbol “SLB.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of Schlumberger Limited, based on daily closing prices on the primary exchange for Schlumberger Limited, as reported by Bloomberg. Schlumberger Limited’s closing price on May 1, 2012 was $75.13. The actual Initial Price will be the Closing Price of Schlumberger Limited’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$70.82	$56.52	$69.10
4/1/2007	6/30/2007	$89.20	$70.95	$84.94
7/1/2007	9/30/2007	$107.27	$85.84	$105.00
10/1/2007	12/31/2007	$112.09	$89.17	$98.37
1/1/2008	3/31/2008	$102.31	$74.86	$87.00
4/1/2008	6/30/2008	$109.86	$89.62	$107.43
7/1/2008	9/30/2008	$106.08	$72.06	$78.09
10/1/2008	12/31/2008	$72.53	$37.74	$42.33
1/1/2009	3/31/2009	$47.60	$35.19	$40.62
4/1/2009	6/30/2009	$62.18	$42.99	$54.11
7/1/2009	9/30/2009	$62.41	$49.20	$59.60
10/1/2009	12/31/2009	$70.76	$56.83	$65.09
1/1/2010	3/31/2010	$71.29	$60.76	$63.46
4/1/2010	6/30/2010	$73.15	$51.75	$55.34
7/1/2010	9/30/2010	$63.26	$53.33	$61.61
10/1/2010	12/31/2010	$83.63	$61.20	$83.50
1/1/2011	3/31/2011	$95.04	$80.53	$93.26
4/1/2011	6/30/2011	$93.70	$80.64	$86.40
7/1/2011	9/30/2011	$94.70	$59.73	$59.73
10/1/2011	12/30/2011	$77.15	$57.72	$68.31
1/1/2012	3/31/2012	$80.00	$67.64	$69.93
4/1/2012	5/1/2012*	$75.13	$67.26	$75.13

*	As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period through May 1, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

The graph below illustrates the performance of Schlumberger Limited’s common stock from May 1, 2007 through May 1, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 80.00% of $75.13, which was the closing price of Schlumberger Limited’s common stock on May 1, 2012. The actual Initial Price and Trigger Price will be determined on the Trade Date. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

What Are the Tax Consequences of an Investment in the Notes?

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Notes. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a Note for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the relevant Reference Underlying, secured by a cash deposit equal to the Issue Price of the Note (the “Deposit”), which will bear an annual yield based on our cost of borrowing, as shown below. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your Notes. If this treatment is respected, only a portion of each Coupon Payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”), as shown below (on an annual basis):

Reference Underlying	Coupon Rate per Annum (to be determined on the Trade Date)	Interest on Deposit per Annum (to be determined on the Trade Date)	Put Premium per Annum (to be determined on the Trade Date)
LyondellBasell Industries N.V.	7.85%-10.35%	%	%
TIBCO Software Inc.	6.75%-8.75%	%	%
Royal Caribbean Cruises Ltd.	8.10%-10.60%	%	%
Schlumberger Limited	6.40%-8.40%	%	%

Under this treatment, if you purchase the Notes at issuance for their Issue Price, (a) interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to the sale, exchange or maturity of the Notes, (b) if at maturity you receive cash equal to the Face Amount of your Notes and the final Coupon Payment, you will recognize short-term capital gain in an amount equal to the total Put Premium received, and (c) if at maturity you receive the Reference Underlying, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Underlying received; instead the total Put Premium will reduce your basis in the Reference Underlying.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Notes.

For a discussion of certain German tax considerations relating to the Notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of 2.00% of the Face Amount per Note. We will agree that UBS Financial Services Inc. may sell all or part of the Notes that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Notes, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.